abrdn ETFs 485BPOS

Exhibit 99.(d)(4)

THIRD AMENDMENT

TO

INVESTMENT ADVISORY AGREEMENT

This THIRD AMENDMENT (this “Third Amendment”) to that certain Investment Advisory Agreement dated August 27, 2018, as amended (the “Agreement”), between abrdn ETFs, formerly Aberdeen Standard Investments ETFs and ETFS Trust (the “Trust”), and Aberdeen Standard Investments ETFs Advisors LLC, formerly ETF Securities Advisors LLC (the “Adviser”), is made and entered into by the foregoing parties as of September 22, 2021. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

WHEREAS, the Trust and the Adviser desire to amend the Agreement in order to reflect the current names of Trust and the Funds; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement to reflect: (i) the addition of the abrdn Bloomberg Industrial Metals K-1 Free ETF, a new Series of the Trust, effective September 22, 2021; (ii) the removal of the Aberdeen Standard Bloomberg Agriculture Commodity Strategy K-1 Free ETF and Aberdeen Standard Bloomberg Energy Commodity Strategy K-1 Free ETF which were terminated on April 28, 2020; and (iii) the removal of the Aberdeen Standard Bloomberg WTI Crude Oil Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF) which liquidated on February 20, 2020;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Schedule A. Effective as of the date of this Third Amendment, Schedule A to the Agreement is hereby deleted in its entirety and replaced as set forth in Appendix 1 attached hereto.

2.	Name of the Trust. Effective as of the date of this Third Amendment, all references in the Agreement to “Aberdeen Standard Investments ETFs” are hereby replaced with “abrdn ETFs.”

3.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

4.	Counterparts. This Third Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Third Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

5.	Governing Law. This Third Amendment shall be governed by and construed to be in accordance with the laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). In the case of any conflict, the 1940 Act shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment by their duly authorized representatives as of the day and year set forth above.

abrdn ETFs

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

Aberdeen Standard Investments ETFs Advisors LLC
By: Aberdeen Standard Investments Inc., its sole member

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President of Aberdeen Standard Investments Inc.

[Signature Page to Third Amendment to Investment Advisory Agreement]

Appendix 1 to Third Amendment

Schedule A dated September 22, 2021

to the Investment Advisory Agreement

between abrdn ETFs (formerly, Aberdeen Standard Investments ETFs and ETFS Trust) and

Aberdeen Standard Investments ETFs Advisors LLC (formerly, ETF Securities Advisors LLC)

Name of Series:	Fee %:
abrdn Bloomberg All Commodity Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF and ETFS Bloomberg All Commodity Strategy K-1 Free ETF)	0.25%
abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF and ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF)	0.29%
abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF	0.39%

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